Exhibit 10.1

COMPENSATION MODIFICATION AGREEMENT

This Compensation Modification Agreement (the “Agreement”) is made as of the 21st day of June 2012, by and between O’Connell Benjamin, (hereinafter referred to as the “Employee”) and Authentidate Holding Corp., a Delaware corporation with principal offices located at 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922 (hereinafter referred to as the “Company”).

WHEREAS, the Employee is currently employed by the Company as its Chief Executive Officer and President and entered into an Employment Agreement dated as of September 6, 2011 setting forth the terms and conditions of his employment (the “Employment Agreement”); and

WHEREAS, as of February 2010, the Company implemented a salary reduction program applicable to its employees in an effort to reduce the Company’s cash expenditures; and

WHEREAS, in February 2010, both the Company and the Employee agreed to modify the rate at which Employee was compensated in accordance with the provisions of a Compensation Modification Agreement entered into as of February 18, 2010 (the “2010 Modification Agreement”); and

WHEREAS, in February 2011, both the Company and the Employee agreed to continue the salary reduction program and entered into a new Compensation Modification Agreement on February 4, 2011 (the “2011 Modification Agreement” and together with the 2010 Modification Agreement, the “Modification Agreement”); and

WHEREAS, the Company wishes to further extend such salary reduction program and to further amend the definition of the term “Cash Flow Breakeven” as such term is used in the Modification Agreement and Employee consents to such measures.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Employee hereby agrees to continue to accept the reduction in his Base Salary (as defined in the Employment Agreement) originally consented to in accordance with the Modification Agreement such that his reduced Base Salary shall continue to be equal to 85% of the Base Salary payable to him under the Employment Agreement (“Reduced Salary”) until such time as the Company achieves Cash Flow Breakeven, as defined below, but in no event after September 30, 2013.

2.	Company and Employee agree that for the purpose of determining the Severance Payment, as defined in the Employment Agreement, the term Base Salary shall mean the Employee’s Base Salary as it existed on the day immediately prior to February 1, 2010 and no such amounts shall be calculated by reference to the Reduced Salary.

3.

In consideration of the continued acceptance of the Reduced Salary by Employee, the Company hereby grants to Employee such number of options to purchase shares of the Company’s common stock (the “Options”) as is equal to 15% of Employee’s Base Salary payable for the period commencing as of February 1, 2012 and expiring on September 30, 2013. For example, if the Employee’s Base Salary is $260,000 per annum, Employee shall be granted Options to purchase 65,000 shares of the Company’s common stock under this Agreement. Such Options shall be granted under the Company’s 2011 Omnibus Equity Incentive Plan (the “2011 Plan”) and shall be subject to the terms and conditions thereof except as such terms may be modified by the Employment Agreement. Such Options shall be exercisable for a period of ten (10) years at a per share exercise price equal to the closing price of the Company’s common stock, as reported on the Nasdaq Capital Market, on the date on which this Agreement has been executed by both the Company and Employee. The Options shall only vest and become exercisable upon either (i) the date determined in good faith by the Management Resources and Compensation Committee of the Board of Directors that the Company achieves Cash Flow Breakeven (as defined below) or (ii) in the event Employee’s employment is terminated either (a) by the Company without “Cause” (as such term is defined in the Employment Agreement) or (b) by the Employee for “Good Reason” (as such term is defined in the Employment Agreement).

4.	As used in this Agreement, the term “Cash Flow Breakeven” means that the Company has achieved positive cash flow from operations for two consecutive fiscal quarters ending no later than the end of the fiscal quarter ending September 30, 2013, determined by reference to the revenues and other amounts received by the Company from its operations; provided, however, that as used herein, the term “cash flow from operations” shall not include (a) amounts received from the sale, lease or disposition of (i) fixed or capital assets, except for amounts received in the ordinary course of business; or (ii) any subsidiary company; (b) capital expenditures; (c) interest income and expense; and (d) other non-operating items as determined in accordance with generally accepted accounting principles in the United States as consistently applied during the periods involved.

5.	In further consideration of the Employee’s continued acceptance of the Reduced Salary, the Company hereby agrees to amend the definition of the term “Measurement Period” as such term is utilized in the award of stock options granted in consideration of the execution by the Employee of each of the 2010 Modification Agreement (the “2010 Option”) and the 2011 Modification Agreement (the “2011 Option”), so that as modified, the definition of the term “Measurement Period” used in each of the 2010 Option and 2011 Option shall mean “prior to the end of the Company’s fiscal quarter ending September 30, 2013.”

6.	Employee acknowledges and agrees that the arrangements set forth herein shall not constitute “Good Reason” as defined under the Employment Agreement. The Employee agrees and understands that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with the Employee’s right or the Company’s right to terminate the Employee’s employment at any time, with or without cause.

7.	Nothing in this Agreement shall create or be construed or interpreted as creating any contract of employment for any term between the Company and Employee.

8.	This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written, with respect to the subject matter hereof. No change, addition or amendment shall be made hereto, except by written agreement signed by the parties hereto. Except for the amendments agreed upon by the parties as set forth herein, the Employment Agreement has not otherwise been modified by the parties and all other provisions of the Employment Agreement not specifically amended by this Agreement shall remain in full force and effect and are hereby ratified, affirmed and approved. Except as may be expressly set forth herein, nothing herein shall constitute a waiver by either the Company or Employee of all other restrictions, rights or remedies that either may have.

9.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

AUTHENTIDATE HOLDING CORP.		EMPLOYEE

By:	/s/ William A. Marshall	By:	/s/ O’Connell Benjamin
	Name: William A. Marshall		Name: O’Connell Benjamin
Title: Chief Financial Officer